EXHIBIT 1.A.(13)(x)

Pruco Life Insurance Company of New Jersey


Insured                                  Rider for Policy No.


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TERMINATION OF BENEFIT

We agree that the benefit______________________________________________________
_______________________________, will end as of ______________________________.
Then all references in this contract to that benefit will no longer apply.
The premium for that benefit will not be payable on or after that date.


                             RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT

                             Pruco Life Insurance Company of New Jersey,

                             By     /s/ SPECIMEN
                                --------------------
                                     Secretary

                             Date                    Attest
                             --------------------------------------------------





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PLY 24--82                                                     Printed in U.S.A.
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